SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM 8-K
Current Report
______________

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2006 (January 18, 2006)

SoftNet Technology Corp.
(Exact name of Registrant as specified in charter)

    Nevada                                            000-07693                                     74-3035831
(State or other                                   (Commission file                           (I.R.S. Employer
jurisdiction of                                       number)                               Identification Number)
incorporation)

11 Commerce Drive, 2nd Floor
Cranford, New Jersey  07016
(Address of Principal Executive Offices)

1 Anderson Road, Suite 105
Bernardsville, New Jersey  07924
(Prior Address if Changed From Last Report)

(908) 204-9911
(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

          As disclosed in the Company’s 8-K dated January 17, 2006, the Company entered into a certain Plan and Agreement of Reorganization (the “Agreement”) with Inspara, Inc. (“InsPara”)  pursuant to which InsPara would merge with and into the Company (the “Merger”).  The closing of the Agreement took place on January 18, 2006 and the Merger became effective retroactively to January 1, 2006.  The Company will file the Articles of Merger with the Secretary of State of the State of Nevada.

          The Merger was accomplished pursuant to the Agreement which was attached to the Company’s 8-K dated January 17, 2006 and is incorporated herein by reference.  Under the Agreement, the stockholders of InsPara will receive, pro rata, a total of 49,890,424 shares of this Company’s Common Stock (the “Acquisition Shares”).  The Acquisition Shares are unregistered shares and will only be free trading upon a filing of a Registration Statement for the Acquisition Shares, or an exemption from the registration thereof.  Immediately following the closing of the Merger, Doug Wetzel resigned from the Board of Directors of the Company and Kevin Holt, the Chairman and C.E.O. of InsPara, was appointed to fill the vacancy created by Mr. Wetzel’s resignation.  Prior to the execution of the Agreement, there were no material relationships between  (i) InsPara or any of its affiliates, or any officer or director of InsPara, and (ii) the Company or any of its affiliates, or any officer or director of the Company.

Item 3.02  Unregistered Sales of Equity Securities

          Pursuant to the Agreement, and upon the closing of the Merger, the stockholders of InsPara are to receive, pro rata, a total of 49,890,424 Acquisition Shares.  The Acquisition Shares are unregistered shares and will only be free trading upon a filing of a Registration Statement for the Acquisition Shares, or an exemption from the registration thereof.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          Immediately following the closing of the Merger, Doug Wetzel resigned from the Board of Directors of the Company and Kevin Holt, the Chairman and C.E.O. of InsPara, was appointed to fill the vacancy created by Mr. Wetzel’s resignation.  Additionally, in accordance with the Agreement, at the closing of the Merger, the Company entered into employment agreements with the following officers: (i) Kevin Holt as Chief Operations Officer and (ii) Stephen R. Henry as Vice President.

Item 5.03  Amendments to Articles of Incorporation or Bylaws: Change of Company’s Principal Offices.

          The Company will file an Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada to reflect that the address of the Company’s principal offices have changed to 11 Commerce Drive, 2nd Floor, Cranford, New Jersey 07016.

Item 7.01  Regulation FD Disclosure.

          On January 18, 2006, the Company issued a press release announcing the closing of the Merger and issuance of the Acquisition Shares as described in Items 2.01 and 3.02 above.  A copy of the press release is attached hereto as Exhibit 99.05.  The information in this Form 8-K being furnished under this Item 7.01 and Exhibit  99.05 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of such Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits.

  Financial Statements of Businesses Acquired.
  The required financial statements will be filed with an amendment to this report in the time period prescribed by Item 9.01(b)(ii).

  Pro Forma Financial Information.
  The required pro forma financial information will be filed with an amendment to this report in the time period prescribed by Item 9.01(b)(ii).

  Exhibits.
  99.01                  Resignation of Doug Wetzel from the Company’s Board of Directors.
  99.02                  Unanimous Written Consent of the Board of Directors to Appoint Kevin Holt to the Board of Directors.
  99.03                  Executive Employment Agreement of Kevin Holt, dated January 18, 2006.
  99.04                  Employment Agreement of Stephen R. Henry, dated January 18, 2006.
  99.05                  Press Release, dated January 18, 2006.

Signatures

          Pursuant to the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 23, 2006                                                                             SoftNet Technology Corp.
                                                                                                                    (Registrant)

                                                                                                                     /s/  James M. Farinella
                                                                                                                     James M. Farinella/President and CEO